                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [_]  Confidential, for Use of
[_]  Definitive Proxy Statement                  the Commission only (as
[_]  Definitive Additional Materials             permitted by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule  14a-11(c) or Rule 14a-12

                               KANA SOFTWARE, INC.
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)       Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------


     2)       Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------


     4)       Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------


     5)       Total fee paid:

              ------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

              ------------------------------------------------------------------


     2)       Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------


     3)       Filing Party:

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     4)       Date Filed:

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

                                  [KANA LOGO]

                               November   , 2001

To Our Stockholders:

   You are cordially invited to attend a Special Meeting of Stockholders of Kana Software, Inc., to be held at our headquarters located at 181 Constitution Drive, Menlo Park, California, on Tuesday, December 11, 2001, at 9:00 a.m. Pacific Standard Time.

   The matter expected to be acted upon at the meeting is approval of an amendment to our Certificate of Incorporation to authorize our board of directors to effect a reverse split of our outstanding common stock at an exchange ratio of one-for-ten. This proposal is described in detail in the accompanying notice of special meeting of stockholders and proxy statement.

   I'm sure you are aware that the Nasdaq moratorium on enforcement of its $1 minimum bid price listing requirement is scheduled to end on January 2, 2002. Our board of directors believes that the reverse stock split is necessary to provide our stockholders and customers reasonable assurance that we would not be subject to delisting from Nasdaq upon resumption of enforcement of this requirement. Our board of directors has approved this proposal and recommends that you approve the proposal to amend our Certificate of Incorporation, as well as any other items to be considered at the meeting.

   Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope prior to the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We hope to see you at the meeting.

                                          Sincerely,

                                          Chuck Bay
                                          Chief Executive Officer and President

                              KANA SOFTWARE, INC.
                            181 Constitution Drive
                         Menlo Park, California 94025

                               -----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Kana Software, Inc. will be held at our headquarters located at 181 Constitution Drive, Menlo Park, California, on Tuesday, December 11, 2001, at 9:00 a.m., Pacific Standard Time. At the meeting, you will be asked to consider and vote upon the following matters:

   1. To approve an amendment to our Certificate of Incorporation, attached to this proxy statement as Annex A, which will effect a reverse split of our outstanding common stock at an exchange ratio of one-for-ten. If approved, our board of directors intends to effect the reverse stock split as soon as possible thereafter.

   2. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on November 8, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                          By Order of the Board of Directors

                                          Chuck Bay
                                          Chief Executive Officer and President

Menlo Park, California
November   , 2001

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                              KANA SOFTWARE, INC.
                            181 Constitution Drive
                         Menlo Park, California 94025

                               -----------------

                               November   , 2001

   The accompanying proxy is solicited on behalf of the board of directors of Kana Software, Inc., a Delaware corporation, for use at a special meeting of our stockholders, to be held at our headquarters located at 181 Constitution Drive, Menlo Park, California, on Tuesday, December 11, 2001, at 9:00 a.m. Pacific Standard Time. This proxy statement and the accompanying form of proxy
were first mailed to stockholders on or about November   , 2001.

Record Date and Quorum

   Only holders of our common stock of record at the close of business on November 8, 2001, the record date, will be entitled to vote at the meeting. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business at the meeting. At the close of business on the record date, we had shares of common stock outstanding and entitled to vote,
held of record by approximately    stockholders.

Voting Rights and Required Votes

   Holders of our common stock are entitled to one vote for each share held as of the record date. Approval of Proposal No. 1 to amend our Certificate of Incorporation to effect a one-for-ten reverse stock split requires the affirmative vote of the majority of the shares of our outstanding common stock as of the record date. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Effect of Abstentions and Broker Non-Votes

   If you or your broker mark "Abstain" on a duly submitted proxy card representing your shares, or if you attend the stockholder meeting in person but elect not to vote on a particular proposal or proposals, then your shares will be considered present at the meeting for purposes of determining the required quorum. However, your shares will be considered shares entitled to vote with respect to Proposal No. 1, and, therefore, will have the effect of a vote against the proposal.

   Brokers holding shares of record for customers generally are not entitled to vote on some matters unless they receive voting instructions from their customers. "Broker non-votes" are votes that could have been cast on the matter in question if the brokers had received their customers' instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. Shares represented by broker non-votes will be considered present at the meeting for purposes of determining the required quorum. However, these shares will be considered shares entitled to vote with respect to Proposal No. 1 and therefore will have the effect of a vote against the proposal.

Voting of Proxies

   The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes "for" such proposal. We are not aware of any other matters to be brought before the meeting. However, as to any business that may properly come before the meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies. In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting. We will pay the expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, in person or by telephone.

Revocability of Proxies

   Anyone signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is present at the meeting, or by attendance at the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and that such broker, bank or other nominee is not voting your shares.

                                PROPOSAL NO. 1

                 AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                 TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

Overview

   You are being asked to vote on an amendment to our Certificate of Incorporation which would authorize our board of directors to effect a reverse split of all outstanding shares of our common stock at an exchange ratio of one-for-ten. If our stockholders approve this proposal, our board intends to effect the reverse stock split as soon as possible thereafter.

   To effect the reverse stock split, our board would file the approved proposed amendment to our Certificate of Incorporation with the Delaware Secretary of State. The forms of amendment to our Certificate of Incorporation to effect the proposed reverse stock split is attached to this proxy statement as Annex A. As a result of the reverse stock split, the number of issued and outstanding shares of our common stock would be reduced in accordance with the reverse stock split exchange ratio. The par value of our common stock would remain unchanged at $0.001 per share, and the number of authorized shares of our common stock would remain unchanged.

   Our board of directors has approved the reverse stock split and recommends the amendment to our Certificate of Incorporation to effect the proposed reverse stock split.

Reasons for the Reverse Stock Split

   Our board of directors believes that we should obtain the right to implement a reverse stock split to facilitate the continued listing of our common stock on the Nasdaq National Market and to enhance the desirability and marketability of our common stock to the financial community and the investing public.

   Our board of directors believes that the reverse stock split will help to ensure our continued compliance with the Nasdaq listing requirements, particularly, when Nasdaq reinstates the listing requirement that we maintain a minimum bid price for our common stock of $1.00 per share, which it is expected to do in January 2002. Although we currently meet all other listing requirements, when reinstated, our common stock would not meet the $1.00 minimum bid price requirement. As of October , 2001, the last reported sale price for our common stock was $ per share. Management and our board of directors believe that the Nasdaq National Market is the preferred market for listing our common stock. Delisting from the Nasdaq National Market would likely significantly decrease the liquidity of our common stock, which could reduce the trading price and increase the transaction costs of trading shares of our common stock. Accordingly, if required to maintain our Nasdaq National Market listing, management and our board believe that the implementation of the reverse split may be in the best interests of us and our stockholders.

   In addition, our board of directors believes that the reverse stock split would enhance the desirability and marketability of our common stock to the financial community and the investing public and may mitigate reluctance on the part of brokers and investors to trade in our common stock. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock.

   Further, our common stock has been trading at or below $1.00 for several months. With our common stock trading in this a range, small movements, in absolute terms, in the price per share of our common stock translate into disproportionately large swings in the price on a percentage basis. These swings tend to bear little relationship to our financial condition and results.

   In the board's view, these factors have contributed to an unjustified, relatively low level of interest in our common stock on the part of investment analysts, brokers and professionals and individual investors, which tends to depress the market for our common stock. The board has proposed effecting the reverse split as a means of increasing the per-share market price of our common stock.

   If our stockholders approve the amendment to our Certificate of Incorporation, no further action on the part of our stockholders would be required to effect the reverse stock split. The board intends to effect the reverse stock split as soon as possibly thereafter.

Potential Effects of the Reverse Stock Split

   The immediate effect of a reverse stock split would be to reduce the number of shares of our common stock outstanding and to increase the trading price of
our common stock. Based on   shares of our common stock outstanding as of the
record date for this special meeting, without accounting for fractional shares,
which will be cancelled and paid for in cash,   shares of our common stock
would be outstanding as a result of the proposed reverse stock split.

   However, the effect of any reverse stock split upon the market price of our common stock cannot be predicted. Some companies in similar circumstances who have effected a reverse stock split have experienced improved stock price performance while others have not. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Further, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by the Nasdaq Stock Market, or that we will be able to continue to meet the other continued listing requirements of the Nasdaq Stock Market. The trading price of our common stock may change due to a variety of other factors, including our operating results and factors related to our business and general market conditions. Finally, the resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on the Nasdaq National Market, especially in the case of larger block trades.

   Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the exchange ratio, and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below. No fractional shares will be issued as a result of the reverse stock split. The reverse stock split would not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

   Effect on Options, Warrants and Other Securities. In addition, all shares subject to outstanding options, warrants and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each such security would be reduced in proportion to the reverse stock split exchange ratio, and the exercise price, if applicable, would be increased in proportion to the exchange ratio, in accordance with the terms of each such security. Also, the number of shares reserved for issuance under our existing stock option and employee stock purchase plans would be reduced in proportion to the exchange ratio. None of the rights currently accruing to holders of our common stock, options, warrants or other securities convertible into our common stock, would be affected by the reverse stock split.

   Other Effects on Outstanding Shares. If a reverse stock split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

   In addition, the reverse stock split would result in some stockholders owning "odd-lots" of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

   Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act.

Authorized Shares of Our Common Stock

   The reverse stock split, if implemented, would not change the number of authorized shares of our common stock as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.

   These additional shares of common stock would also be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. We have no current plan to issue shares from these additional shares.

   The additional shares of common stock that would become available for issuance if the reverse split is approved could also be used by us to oppose a hostile takeover attempt or delay or prevent changes of our control or changes in or removal of our management, including transactions that are favored by a majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, our board of directors could strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. Although the reverse stock split has been prompted by business and financial considerations, stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by us to deter or prevent changes of our control.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock
Certificates

   If our stockholders approve the proposed amendment to our Certificate of Incorporation, the board of directors intend to effect the reverse stock split as soon as possible thereafter. The reverse stock split would be implemented by filing the appropriate amendment to our Certificate of Incorporation with the Delaware Secretary of State and would become effective on the date the filing is accepted by the Delaware Secretary of State.

   As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares subject to outstanding options, warrants, and other securities would also be automatically adjusted on the effective date.

   Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse split. Stockholders of record would receive a letter of transmittal requesting that they surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

   We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded down to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the effective date of the reverse stock split.

No Appraisal Rights

   No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws to any stockholder who dissents from this proposal. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

   The par value of our common stock would remain unchanged at $0.001 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences

   The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986 (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

   Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. Stockholders who receive cash upon redemption of their fractional share interests in the shares as a result of the reverse stock split will generally recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liabilities generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split. Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

                 The board of directors unanimously recommends
                that you vote FOR the proposed amendment to our
         Certificate of Incorporation to effect a reverse stock split.

             PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

   Proposals of our stockholders that are intended to be presented at our 2002 annual meeting must be timely delivered or received by us. Under our bylaws, to be deemed properly presented, notice must be delivered to, or mailed and received by, us no less than 120 days prior to the date of the meeting. The stockholder's notice must set forth, as to each proposed matter:

    . a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting;

    . the name and address, as they appear on our books, of the stockholder proposing the business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

    . the class and number of shares of our common stock that are owned beneficially and of record by the stockholders of record and the beneficial owner, if any, on whose behalf the proposal is made; and

    . any material interest of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in the business to be presented.

   If the presiding officer of the meeting determines that such business has not been properly brought before the meeting, then the business will not be transacted.

                                                                         ANNEX A

                           CERTIFICATE OF AMENDMENT
                        OF SECOND AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                            OF KANA SOFTWARE, INC.

                           (a Delaware corporation)

   Kana Software, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "DGCL") DOES HEREBY CERTIFY:

   FIRST: The name of the corporation is Kana Software, Inc. The original Certificate of Incorporation of Kana Software, Inc. was filed with the Secretary of State of Delaware on June 17, 1999. The Second Amended and Restated Certificate of Incorporation was filed on April 18, 2001, as amended by a Certificate of Amendment filed June 29, 2001. The corporation was originally incorporated under the name "Kana Communications, Inc."

   SECOND: Pursuant to Section 242(b) of the Delaware General Corporation Law (the "DGCL") the Board of Directors of the corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has approved, the amendment to the Second Amended and Restated Certificate of Incorporation of the corporation set forth in this Certificate of Amendment.

   THIRD: Pursuant to Section 242 of the DGCL, the text of the Second Amended and Restated Certificate of Incorporation is hereby amended to add the following paragraph to Article IV:

       "Effective at 4:30 p.m. Eastern Time on the date of filing of this Certificate of Amendment with the Delaware Secretary of State, every ten
       (10) outstanding shares of common stock of the corporation will be combined into and automatically become one (1) outstanding share of common stock of the corporation and the authorized shares of the corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of each series of common stock so split that are held by a stockholder will be aggregated by such series subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded down to the nearest whole share. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of the foregoing split, the corporation shall pay a cash amount to such stockholder equal to the fair value of such fractional share as of the effective date of the foregoing split."

   IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment
to be signed by its duly authorized officer this   day of December, 2001, and
the foregoing facts stated herein are true and correct.

                                          KANA SOFTWARE, INC.

                                          By: _________________________________
                                             Chuck Bay
                                             Chief Executive Officer and
                                             President

                                 (FORM OF PROXY)

                               Kana Software, Inc.
                             181 Constitution Drive
                          Menlo Park, California 94025

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Brett White and Eric Willgohs, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock, $0.001 par value, of Kana Software, Inc. (the "Company") held of record by the undersigned on ___, 2001, at the Special Meeting of Stockholders of the Company to be held on ___, 2001, and at any continuations or adjournments thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal No. 1 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the meeting.

 The Board of Directors unanimously recommends that you vote FOR Proposal No. 1.

                    [X] Please mark votes as in this sample.

1. Approval of an amendment to the company's Certificate of Incorporation, which will effect a reverse split of the Company's outstanding common stock at an exchange ratio of one-for-ten.

      [_] FOR                   [_] AGAINST                   [_] ABSTAIN

                           (Continued on Reverse Side)

     In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

Mark here for address change and note on address label [_]

Whether or not you expect to attend the meeting please complete, date and sign this proxy card and return it prior to the meeting in the enclosed envelope.

                           Date:________________________

                           Signature:___________________

                           Date:________________________

                           Signature:___________________

                           This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians indicate their capacities. If the signer is a corporation, please print full corporate name and indicated capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

                   This is your proxy. Your vote is important.